250 Glen Street Glens Falls, NY
NASDAQ® Symbol: “AROW“ Website: arrowfinancial.com Contact: Timothy C. Badger Tel: (518) 415-4307 Fax: (518) 745-1976

TO: All Media
DATE: Friday, April 19, 2013

Arrow Reports Solid First Quarter Results and Strong Asset Quality

Arrow Financial Corporation (NasdaqGS® – AROW) announced operating results for the three-month period ended March 31, 2013. Net income for the first quarter of 2013 was $5.2 million, a decrease of $107 thousand, or 2%, from net income of $5.3 million for the first quarter of 2012. Diluted earnings per share (EPS) for the quarter was $0.43, a 2% decrease from the comparable 2012 quarter, when diluted EPS was $0.44. Return on average assets for the first quarter of 2013 was 1.03% and return on average equity for the 2013 first quarter was 11.88%. Both of these key profitability ratios have consistently compared very favorably to our peer group, which we define as all U.S. bank holding companies having $1.0 to $3.0 billion in total assets.

In the first quarter of 2013, Arrow also set new record highs for total assets, deposits and equity, as well as assets under trust administration and investment management. In addition, our subsidiary, Saratoga National Bank and Trust Company, recently expanded into the rapidly growing Clifton Park area of southern Saratoga County, New York, with a new office that opened for business on April 1.

Arrow President and CEO Thomas J. Murphy stated, "Actions by the Federal Reserve to keep short-term interest rates at historically low levels and drive long-term rates down as well have presented an ongoing challenge for community banks. Arrow's net interest margin continued to narrow in the first quarter, contributing to the slight decline in earnings. However, we are committed to our conservative business model and continue to grow, as evidenced by new record highs for several key balance sheet categories and assets under trust administration and investment management. Furthermore, our noninterest income continues to increase. At the same time, our asset quality and profitability ratios remain strong. Given the difficult business environment, we are pleased with these results."

The following list presents highlights of our first quarter results:

•
Cash Dividend: A cash dividend of $.25 per share was paid to shareholders in the first quarter of 2013, 2% higher than the cash dividend paid in the first quarter of 2012. That dividend, based on the daily average of our closing stock price for the first quarter of 2013, represents an annualized yield of over 4.0%.

•	Insurance Agency Operations: Insurance commission income rose from $1.9 million in the first quarter of 2012 to over $2.0 million in the comparable 2013 quarter.

•
Balance Sheet Changes: Total assets at March 31, 2013, reached a record high level of $2.116 billion, an increase of $95.6 million, or 4.7%, from the $2.020 billion balance at March 31, 2012. Our loan portfolio was $1.165 billion, up $27.2 million, or 2.4%, from the March 31, 2012, level, although down $7.6 million, or 0.6%, from the level at December 31, 2012. During the first three months of 2013, we originated over $30 million of residential real estate loans, an increase of 50% from over $20 million of residential real estate loans originated in the comparable period for 2012. However, for interest rate risk management purposes, we continued to sell most of these originations to the secondary market, primarily to a government-sponsored entity, the Federal Home Loan Mortgage Corporation. Therefore, the outstanding balance for our residential real estate loan portfolio at March 31, 2013, was actually lower than our balance at December 31, 2012. We retained servicing rights on the mortgages we sold, which will generate servicing fee income over the life of these loans. Our gain on the sale of residential real estate loan originations in the first quarter of 2013 was greater than our gain on sale of such originations in the comparable 2012 quarter. We did experience an increase in the outstanding balance of automobile loans in the first three months of 2013. Although we experienced modest activity in our commercial loan portfolio, that volume was more than offset by the payoff of one large commercial loan. The combination of these factors led to the slight decrease in total loans from December 31, 2012, to March 31, 2013.

•
Asset Quality: Asset quality remained strong at March 31, 2013, as measured by our low level of nonperforming assets and low level of net charge-offs, notwithstanding one large commercial charge-off of $753 thousand in the first quarter of 2013. This commercial loan was individually evaluated for impairment and was fully provisioned within the allowance for loan losses at December 31, 2012. Nonperforming assets of $7.1 million at quarter-end represented only 0.34% of period-end assets, far below industry averages, although up slightly from our 0.33% ratio as of March 31, 2012. Net loan losses for the first quarter of 2013, expressed as an annualized percentage of average loans outstanding, were 0.28%. The commercial loan charge-off mentioned above represented 0.26% of average loans, while all other net charge-offs combined represented only 0.02% of average loans, a decrease of six basis points from the ratio for the comparable 2012 quarter. These asset quality ratios continue to be significantly better than reported industry averages.

Overall loan delinquency rates remain very low and, unlike many of our peers, we have not incurred and do not expect to incur significant losses in our existing residential real estate portfolio, even though we, like other area banks, serve a community in which some customers are experiencing financial stress. Our allowance for loan losses amounted to $14.6 million at March 31, 2013, which represented 1.25% of loans outstanding, seven basis points below our ratio one year earlier and five basis points below our ratio at December 31, 2012.

•
Trust Assets and Related Noninterest Income: Assets under trust administration and investment management at March 31, 2013, rose to a record $1.095 billion, an increase of $56.5 million, or 5.4%, from the March 31, 2012, balance of $1.038 billion. The growth in balances was generally attributable to the addition of new accounts and positive investment returns. Income from fiduciary activities, however, fell by $48 thousand, or 3%, for the first three months of 2013, as compared to the 2012 period, due primarily to a decrease in estate administration fees which fluctuates from period to period.

•
Capital: Total shareholders’ equity reached a record high level of $177.8 million at period-end, an increase of $9.3 million, or 5.5%, above the March 31, 2012, balance. Arrow's capital ratios, which were strong at the end of 2012, strengthened further during the recent quarter. At quarter-end, the Tier 1 leverage ratio at the holding company level was 9.30% and total risk-based capital ratio was 16.40%, up from 9.10% and 16.10%, respectively, at March 31, 2012. The capital ratios of the Company and its subsidiary banks continue to significantly exceed the “well capitalized” regulatory standard, which is the highest category.

•
Peer Group: Many of our key operating ratios have consistently compared very favorably to our peer group, which we define as all U.S. bank holding companies having $1.0 to $3.0 billion in total assets, as identified in the Federal Reserve Bank’s "Bank Holding Company Performance Report" (FRB Report). The most current peer data available in the FRB Report is for the twelve-month period ended December 31, 2012, in which our return on average equity (ROE) was 12.88%, as compared to 7.76% for our peer group. Our ratio of loans 90 days past due and accruing plus nonaccrual loans to total loans was 0.64% as of December 31, 2012, as compared to 2.18% for our peer group, while our annualized net loan losses of 0.04% for the quarter ending December 31, 2012, were well below the peer result of 0.30%. Our operating results and asset quality ratios have withstood the economic stress of recent years much better than most banks in our national peer group.

•
Securities Transactions: We recognized securities gains in both the 2013 and 2012 periods. Included in our 2013 first quarter results were securities gains of $318 thousand, net of tax, which represented nearly $.03 per share for the quarter. Included in our 2012 first quarter results were securities gains of $303 thousand, net of tax, which also represented nearly $.03 per share for that quarter.

•
Net Interest Income and Margin: Similar to most institutions within the banking industry, the Company has experienced decreases in its net interest income and margin in recent periods as a result of operating in this historically low interest rate environment. On a tax-equivalent basis, our net interest income in the first quarter of 2013, as compared to the first quarter of 2012, decreased $458 thousand, or 3.0%. Our tax-equivalent net interest margin fell from 3.33% in the first quarter of 2012 to 3.13% for the first quarter of 2013, although net interest margin for the first quarter of 2013 was unchanged from the 3.13% margin for the fourth quarter of 2012. Both our yield on earning assets and the cost of our interest-bearing liabilities decreased significantly from the first quarter of 2012 to the first quarter of 2013. Our average cost of funds in the first quarter of 2013 fell by 35 basis points to .57%, down from .92% in the first quarter of 2012, while our average yield on earning assets in the first quarter of 2013 decreased by an even greater amount, 50 basis points, to 3.60% from 4.10% in the first quarter of 2012.

Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. The Company is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include North Country Investment Advisers, Inc.; three property and casualty insurance agencies: Loomis & LaPann, Inc., Upstate Agency, LLC, and McPhillips Insurance Agency, a division of Glens Falls National Insurance Agencies, LLC; and Capital Financial Group, Inc., an insurance agency specializing in the sale and servicing of group health plans.

The information contained in this News Release may contain statements that are not historical in nature but rather are based on management’s beliefs, assumptions, expectations, estimates and projections about the future. These statements may be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, involving a degree of uncertainty and attendant risk. In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast, explicitly or by implication. The Company undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events. This News Release should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and our other filings with the Securities and Exchange Commission.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, Except Per Share Amounts - Unaudited)

	Three Months Ended March 31,
	2013	2012
INTEREST AND DIVIDEND INCOME
Interest and Fees on Loans	$12,783	$13,958
Interest on Deposits at Banks	27	21
Interest and Dividends on Investment Securities:
Fully Taxable	1,796	2,638
Exempt from Federal Taxes	1,390	1,321
Total Interest and Dividend Income	15,996	17,938
INTEREST EXPENSE
NOW Accounts	778	1,059
Savings Deposits	268	357
Time Deposits of $100,000 or More	319	608
Other Time Deposits	554	1,146
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	3	6
Federal Home Loan Bank Advances	173	197
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	144	159
Total Interest Expense	2,239	3,532
NET INTEREST INCOME	13,757	14,406
Provision for Loan Losses	100	280
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	13,657	14,126
NONINTEREST INCOME
Income From Fiduciary Activities	1,574	1,622
Fees for Other Services to Customers	2,282	1,960
Insurance Commissions	2,028	1,889
Net Gain on Securities Transactions	527	502
Net Gain on Sales of Loans	607	357
Other Operating Income	156	229
Total Noninterest Income	7,174	6,559
NONINTEREST EXPENSE
Salaries and Employee Benefits	7,621	7,903
Occupancy Expenses, Net	2,276	2,024
FDIC Assessments	264	255
Other Operating Expense	3,250	2,964
Total Noninterest Expense	13,411	13,146
INCOME BEFORE PROVISION FOR INCOME TAXES	7,420	7,539
Provision for Income Taxes	2,239	2,251
NET INCOME	$5,181	$5,288
Average Shares Outstanding [1]:
Basic	12,031	12,005
Diluted	12,049	12,030
Per Common Share:
Basic Earnings	$0.43	$0.44
Diluted Earnings	0.43	0.44
[1] Share and per share data have been restated for the September 27, 2012 2% stock dividend.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (In Thousands, Except Share and Per Share Amounts - Unaudited)

	March 31, 2013	December 31, 2012	March 31, 2012
ASSETS
Cash and Due From Banks	$23,943	$37,076	$31,128
Interest-Bearing Deposits at Banks	113,231	11,756	106,380
Investment Securities:
Available-for-Sale	478,775	478,698	466,785
Held-to-Maturity (Approximate Fair Value of $259,562 at March 31, 2013, $248,252 at December 31, 2012, and $207,779 at March 31, 2012)	251,456	239,803	200,607
Other Investments	4,493	5,792	4,382
Loans	1,164,759	1,172,341	1,137,547
Allowance for Loan Losses	(14,603)	(15,298)	(15,053)
Net Loans	1,150,156	1,157,043	1,122,494
Premises and Equipment, Net	29,363	28,897	23,217
Other Real Estate and Repossessed Assets, Net	1,194	1,034	555
Goodwill	22,003	22,003	22,003
Other Intangible Assets, Net	4,457	4,492	4,650
Accrued Interest Receivable	6,481	5,486	6,380
Other Assets	30,410	30,716	31,788
Total Assets	$2,115,962	$2,022,796	$2,020,369
LIABILITIES
Noninterest-Bearing Deposits	$254,308	$247,232	$230,289
NOW Accounts	845,531	758,287	758,114
Savings Deposits	476,115	442,363	432,854
Time Deposits of $100,000 or More	89,797	93,375	115,161
Other Time Deposits	185,455	189,898	224,460
Total Deposits	1,851,206	1,731,155	1,760,878
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	12,166	12,678	16,652
Federal Home Loan Bank Overnight Advances	—	29,000	—
Federal Home Loan Bank Term Advances	30,000	30,000	30,000
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	20,000	20,000
Accrued Interest Payable	523	584	974
Other Liabilities	24,264	23,554	23,399
Total Liabilities	1,938,159	1,846,971	1,851,903
STOCKHOLDERS’ EQUITY
Preferred Stock, $5 Par Value; 1,000,000 Shares Authorized	—	—	—
Common Stock, $1 Par Value; 20,000,000 Shares Authorized (16,416,163 Shares Issued at March 31, 2013 and December 31, 2012 and 16,094,277 Shares Issued at March 31, 2012)	16,416	16,416	16,094
Additional Paid-in Capital	219,178	218,650	208,808
Retained Earnings	28,423	26,251	26,291
Unallocated ESOP Shares (95,172 Shares at March 31, 2013, 102,890 Shares at December 31, 2012 and 109,939 Shares at March 31, 2012)	(2,000)	(2,150)	(2,350)
Accumulated Other Comprehensive Loss	(8,324)	(8,462)	(6,872)
Treasury Stock, at Cost (4,310,578 Shares at March 31, 2013, 4,288,617 Shares at December 31, 2012, and 4,223,687 Shares at March 31, 2012)	(75,890)	(74,880)	(73,505)
Total Stockholders’ Equity	177,803	175,825	168,466
Total Liabilities and Stockholders’ Equity	$2,115,962	$2,022,796	$2,020,369

Arrow Financial Corporation Selected Quarterly Information (Dollars In Thousands, Except Per Share Amounts - Unaudited)

Quarter Ended	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Net Income	$5,181	$5,549	$5,748	$5,594	$5,288
Transactions Recorded in Net Income (Net of Tax):
Net Gain on Securities Transactions	318	94	39	86	303
Net Gain on Sales of Loans	367	476	362	324	216
Reversal of VISA Litigation Reserve	—	—	—	178	—
Share and Per Share Data:[1]
Period End Shares Outstanding	12,010	12,025	12,034	12,001	11,996
Basic Average Shares Outstanding	12,031	12,014	12,012	11,994	12,005
Diluted Average Shares Outstanding	12,049	12,032	12,032	12,009	12,030
Basic Earnings Per Share	$0.43	$0.46	$0.48	$0.47	$0.44
Diluted Earnings Per Share	0.43	0.46	0.48	0.47	0.44
Cash Dividend Per Share	0.25	0.25	0.25	0.25	0.25
Selected Quarterly Average Balances:
Interest-Bearing Deposits at Banks	$41,145	$40,065	$33,332	$55,023	$30,780
Investment Securities	711,848	745,150	670,328	682,589	678,474
Loans	1,169,870	1,160,226	1,148,771	1,143,666	1,136,322
Deposits	1,773,126	1,781,778	1,701,599	1,733,320	1,683,781
Other Borrowed Funds	64,622	80,357	68,667	66,022	83,055
Shareholders’ Equity	176,874	176,514	174,069	170,199	167,849
Total Assets	2,039,314	2,064,602	1,971,215	1,994,883	1,959,741
Return on Average Assets	1.03%	1.07%	1.16%	1.13%	1.09%
Return on Average Equity	11.88%	12.51%	13.14%	13.22%	12.67%
Return on Tangible Equity[2]	13.97%	14.72%	15.50%	15.67%	15.07%
Average Earning Assets	$1,922,863	$1,945,441	$1,852,431	$1,881,278	$1,845,576
Average Paying Liabilities	1,590,401	1,612,959	1,511,634	1,565,692	1,545,098
Interest Income, Tax-Equivalent	17,059	17,787	18,168	18,508	18,810
Interest Expense	2,239	2,503	2,643	3,279	3,532
Net Interest Income, Tax-Equivalent	14,820	15,284	15,525	15,229	15,278
Tax-Equivalent Adjustment	1,063	1,047	1,000	975	872
Net Interest Margin [3]	3.13%	3.13%	3.33%	3.26%	3.33%
Efficiency Ratio Calculation:
Noninterest Expense	$13,411	$13,117	$12,922	$12,651	$13,146
Less: Intangible Asset Amortization	(124)	(126)	(126)	(127)	(138)
Net Noninterest Expense	$13,287	$12,991	$12,796	$12,524	$13,008
Net Interest Income, Tax-Equivalent	$14,820	$15,284	$15,525	$15,229	$15,278
Noninterest Income	7,174	6,897	6,835	6,808	6,559
Less: Net Securities Gains	(527)	(156)	(64)	(143)	(502)
Net Gross Income	$21,467	$22,025	$22,296	$21,894	$21,335
Efficiency Ratio	61.90%	58.98%	57.39%	57.20%	60.97%
Period-End Capital Information:
Total Stockholders’ Equity (i.e. Book Value)	$177,803	$175,825	$176,314	$171,940	$168,466
Book Value per Share	14.80	14.62	14.65	14.33	14.04
Intangible Assets	26,460	26,495	26,546	26,611	26,653
Tangible Book Value per Share [2]	12.60	12.42	12.45	12.11	11.82
Capital Ratios:
Tier 1 Leverage Ratio	9.30%	9.10%	9.41%	9.09%	9.10%
Tier 1 Risk-Based Capital Ratio	15.21%	15.02%	15.20%	15.08%	14.84%
Total Risk-Based Capital Ratio	16.40%	16.26%	16.45%	16.34%	16.10%
Assets Under Trust Administration and Investment Management	$1,094,708	$1,045,972	$1,051,176	$1,019,702	$1,038,186

1Share and Per Share Data have been restated for the September 27, 2012 2% stock dividend.
2Tangible Book Value and Tangible Equity exclude intangible assets from total equity.  These are non-GAAP financial measures which we believe provide investors with information that is useful in understanding our financial performance.
3Net Interest Margin is the ratio of our annualized tax-equivalent net interest income to average earning assets.  This is also a non-GAAP financial measure which we believe provides investors with information that is useful in understanding our financial performance.

Arrow Financial Corporation Consolidated Financial Information (Dollars in Thousands - Unaudited)

Quarter Ended:	3/31/2013	12/31/2012	3/31/2012
Loan Portfolio
Commercial Loans	$89,167	$105,536	$102,153
Commercial Construction Loans	27,380	29,149	10,814
Commercial Real Estate Loans	255,242	245,177	234,317
Other Consumer Loans	7,031	6,684	6,470
Consumer Automobile Loans	354,001	349,100	328,676
Residential Real Estate Loans	431,938	436,695	455,117
Total Loans	$1,164,759	$1,172,341	$1,137,547
Allowance for Loan Losses
Allowance for Loan Losses, Beginning of Quarter	$15,298	$15,247	$15,003
Loans Charged-off	890	178	297
Less Recoveries of Loans Previously Charged-off	95	54	67
Net Loans Charged-off	795	124	230
Provision for Loan Losses	100	175	280
Allowance for Loan Losses, End of Quarter	$14,603	$15,298	$15,053
Nonperforming Assets
Nonaccrual Loans	$5,218	$6,633	$5,476
Loans Past Due 90 or More Days and Accruing	259	920	121
Loans Restructured and in Compliance with Modified Terms	473	483	511
Total Nonperforming Loans	5,950	8,036	6,108
Repossessed Assets	45	64	45
Other Real Estate Owned	1,149	970	510
Total Nonperforming Assets	$7,144	$9,070	$6,663
Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Quarter-to-date Annualized	0.28%	0.04%	0.08%
Provision for Loan Losses to Average Loans, Quarter-to-date Annualized	0.03%	0.06%	0.10%
Allowance for Loan Losses to Period-End Loans	1.25%	1.30%	1.32%
Allowance for Loan Losses to Period-End Nonperforming Loans	245.43%	190.37%	246.45%
Nonperforming Loans to Period-End Loans	0.51%	0.69%	0.54%
Nonperforming Assets to Period-End Assets	0.34%	0.45%	0.33%